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Exhibit 16.1


[Moss Adams LLP letterhead]


                                                        EXHIBIT 16.1 TO FORM 8-K

April 23, 2007


Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated April 5, 2007 of RadNet, Inc. and are in agreement with the statements contained therein as it related to Moss Adams LLP.

Respectfully,

/s/ Moss Adams LLP

Los Angeles, California